Exhibit 21

CAREER EDUCATION CORPORATION

List of Subsidiaries

ABS Educational Heritage, LLC (DE)

AIU Online, LLC (DE)

AI Collins Graphic Design School, Ltd. (DE)

Allentown Business School, Ltd. (DE)

American College in London Limited (United Kingdom)

American European Middle East Corporation, L.L.C. (GA)

American InterContinental University, Inc. (GA)

AIU Educational Heritage, LLC (DE)

American InterContinental University-London, Limited. (United Kingdom)

American InterContinental University-London, LTD. U.S. (DC)

Briarcliffe College, Inc. (NY)

Briarcliffe Educational Heritage, LLC (DE)

Brooks College, Ltd (DE)

Brooks Institute of Photography, L.L.C. (DE)

Brown Institute, Ltd (DE)

California Culinary Academy, LLC (DE)

California Culinary Academy, Inc. (CA)

Career Education Corporation France SAS (France)

Career Education Corporation Luxembourg, S.a.r.l. (Luxembourg)

Career Education Student Finance, LLC (DE)

CEC Culinary Europe Limited (United Kingdom)

CEC E-Learning LLC (IL)

CEC Employee Group, LLC (DE)

CEC Europe, LLC (DE)

CEC Europe, LLC & Investors, S.C.S. (Luxembourg)

CEC Europe, LLC & Investors & CIE, S.C.S. (Luxembourg)

CEC Food & Beverage, LLC (DE)

CEC Holdings I, Inc. (DE)

CEC Management, Inc. (IL)

CEC Real Estate Holding, Inc. (DE)

Centre d’Etudes Européen du Sud Ouest (CEE SO) S.a.r.l. (France)

Centre d’Etudes Européen Rhône-Alpes (CEE Rhône-Alpes) S.a.r.l. (France)

The Cooking & Hospitality Institute of Chicago, Inc. (IL)

CTU Corporation (f/k/a MDJB, Inc.) (DE)

Colorado Technical University, Inc. (CO)

Curriculum Holding Co., LLC (DE)

Education & Training, Incorporated. (DE)

EduTrek International, Inc. (GA)

EduTrek Systems, Inc. (GA)

Gibbs College of Boston, Inc., a private two-year college (MA)

Harrington Institute of Interior Design, Inc. (IL)

Hoban Holding, Inc. (PA)

IADT -  South, LLC (DE)

IAMD, Limited (DE)

Formastrat SA (France)

Sup Santé SARL (France)

Societé Française d’Etude et de Formation (SFEF) SARL  (France)

Organisation et Développement (O&D) SAS (France)

Societé d’Expansion Economique et Culturelle du Bassin de las Villette (SEEC bassin de la Villette) SAS (France)

SCI Bassin des “Perspectives Courrèges” de la Villette (France)

SCI Ateliers “Perspective Courrèges” de la Villette (France)

SCI 24 Rue Raze (France)

SCI Quartier des Chartons (France)

International Academy of Design-Orlando, Inc. (FL)

International Academy of Design and Technology-Detroit, Inc. (MI)

International Academy of Design & Technology Nashville, LLC (DE)

International Academy of Design and Technology, Toronto Ltd (Ontario)

International Academy of Merchandising & Design, Inc. (FL)

International Academy of Merchandising & Design, Ltd. (IL)

JDV Online LLC (DE)

KGS Educational Heritage, LLC (DE)

“The Katharine Gibbs Corporation-Melville”  (NY)

The Katharine Gibbs School of Montclair, Inc. (NJ)

“The Katharine Gibbs Corporation New York” (NY)

The Katharine Gibbs School of Norwalk, Inc. (CT)

Katharine Gibbs of Philadelphia, LLC (PA)

The Katharine Gibbs School of Piscataway, Inc. (NJ)

The Katharine Gibbs School of Providence, Inc. (RI)

LCB Culinary Schools, LLC (DE)

Le Cordon Bleu Institute of Culinary Arts, Inc. (f/k/a Pennsylvania Institute of Culinary

     Arts, Inc.) (PA)

LCB Educational Heritage, LLC (DE)

Le Cordon Bleu College of Culinary Arts, LLC  (DE)

LCB - Chicago Beverages, LLC (IL)

LCB-Chicago Group, LLC  (IL)

Market Direct, Inc. (IL)

Marlin Acquisition Corp. (FL)

McIntosh College, Inc. (DE)

Missouri College, Inc. (MO)

Online Group Services, LLC (DE)

Orlando Culinary Academy, Inc. (FL)

PA Culinary Acquisition Corporation (DE)

PA Culinary Educational Heritage, LLC (DE)

Sanford Brown College, Inc. (DE)

Scottsdale Beverages, LLC (NV)

Scottsdale Culinary Institute, Ltd. (DE)

Scottsdale Group, LLC (NV)

Southern California School of Culinary Arts, Ltd. (DE)

School of Computer Technology, Inc. (DE).

TCA Acquisition L.P.  (TX)

TCA Group, Inc.  (TX)

TCA Beverages, Inc. (TX)

Ultrasound Technical Services, Inc. (NY)

WAI, Inc (DE)

Washington Business School, Ltd.  (DE)

Western Culinary Institute, Ltd. (DE)

WCI-Atlanta Beverages, LLC (GA)

WCI-Atlanta Group, LLC (GA)

Words of Wisdom, LLC (IL)

RJK Participatiemaatschappij BV (Netherlands)

Istituto Marangoni SAS (France)

Istituto Marangoni S.r.l. (Italy)

Marangoni Holdings Ltd (United Kingdom)

Istituto Marangoni Ltd. (United Kingdom)